Exhibit 99.1

Earnings Release and Supplemental Package
For the Quarter Ended September 30, 2018

Forest City Realty Trust, Inc. and Subsidiaries - Earnings Release and Supplemental Package
Third Quarter 2018
This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ, perhaps materially, from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended September 30, 2018 and other factors that might cause differences, some of which could be material, include, but are not limited to, the conditions to the completion of the proposed merger transaction may not be satisfied, the parties’ to the proposed merger transaction ability to meet expectations regarding the anticipated timing of the transaction, the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed merger transaction, the effect of the pendency of the proposed merger transaction on business relationships, operating results, stock price, and business generally, risks that the proposed merger transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the proposed merger transaction, risks related to diverting management’s attention from ongoing business operations as a result of the proposed merger transaction, the outcome of any legal proceedings that may be instituted related to the proposed merger transaction or the transaction agreement between the parties to the proposed merger transaction, the amount of the costs, fees, expenses and other charges related to the proposed merger transaction, our ability to carry out future transactions and strategic investments, as well as the acquisition related costs, unanticipated difficulties realizing benefits expected when entering into a transaction, our ability to qualify or to remain qualified as a REIT, our ability to satisfy REIT distribution requirements, the impact of issuing equity, debt or both, and selling assets to satisfy our future distributions required as a REIT or to fund capital expenditures, future growth and expansion initiatives, the impact of the amount and timing of any future distributions, the impact from complying with REIT qualification requirements limiting our flexibility or causing us to forego otherwise attractive opportunities beyond rental real estate operations, the impact of complying with the REIT requirements related to hedging, our lack of experience operating as a REIT, legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service, the possibility that our Board of Directors will unilaterally revoke our REIT election, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, the impact of current lending and capital market conditions on our liquidity, our ability to finance or refinance projects or repay our debt, the impact of the slow economic recovery on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, litigation risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, our ability to identify and transact on chosen strategic alternatives for a portion of our retail portfolio, bankruptcy or defaults of tenants, anchor store consolidations or closings, the impact of terrorist acts and other armed conflicts, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our revolving credit facility, term loan and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, our ability to receive payment on the note receivable issued by Onexim in connection with their purchase of our interests in the Barclays Center, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, competing interests of our directors and executive officers, the ability to recruit and retain key personnel, risks associated with the sale of tax credits, downturns in the housing market, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws and international trade agreements, volatility in the market price of our publicly traded securities, inflation risks, cybersecurity risks, cyber incidents, shareholder activism efforts, conflicts of interest, risks related to our organizational structure including operating through our Operating Partnership and our UPREIT structure, as well as other risks listed from time to time in our SEC filings, including but not limited to, our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Realty Trust, Inc. and Subsidiaries
Earnings Release

AT THE COMPANY	ON THE WEB
Mike Lonsway	www.forestcity.net
Executive Vice President – Planning
216-416-3325

Jeff Linton
Senior Vice President – Communication
216-416-3558

FOR IMMEDIATE RELEASE

Forest City Reports 2018 Third-Quarter and Year-to-Date Results

•	Q3 Net earnings: $447.2 million ($1.63 per share) vs. $5.5 million ($0.02 per share) Q3 2017

•	Q3 FFO: $98.8 million ($0.36 per share) vs. $112.6 million ($0.42 per share) Q3 2017

•	Q3 Operating FFO: $102.1 million ($0.38 per share) vs. $110.1 million ($0.41 per share) Q3 2017

•	Q3 Comp NOI up 1.7 percent, with office up 2.1 percent and apartments up 1.1 percent

•	Adjusted EBITDA margins up 490 basis points vs. yearend 2016 benchmark, on a rolling 12-month basis

•	Q3 Net Debt to Adjusted EBITDA ratio 6.7 times vs. 7.8 times Q3 2017, on a rolling 12-month basis

CLEVELAND, Ohio - October 30, 2018 - Forest City Realty Trust, Inc. (NYSE: FCEA) today announced financial results for the three and nine months ended September 30, 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except per share data)
Net earnings attributable to Forest City Realty Trust, Inc. (GAAP)	$447,173	$5,454	$715,432	$103,124
Net earnings attributable to common stockholders per share, diluted	$1.63	$0.02	$2.62	$0.39
Revenues	$218,230	$233,544	$635,488	$685,992
FFO attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$98,796	$112,558	$279,776	$308,301
FFO per share, diluted	$0.36	$0.42	$1.03	$1.15
Operating FFO attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$102,099	$110,145	$297,116	$310,200
Operating FFO per share, diluted	$0.38	$0.41	$1.10	$1.16

Factors Impacting Variances in Net Earnings, FFO and Operating FFO
The primary driver of the positive net earnings variance for the third quarter, compared with the comparable period in 2017, was increased gain on change in control of interest and increased gain on sales (net of tax) totaling $394.3 million, as well as a non-recurring 2017 impairment of real estate of $54.9 million, partially offset by lower depreciation and amortization expense of $6.3 million. For the year to date, the same factors were the primary proportionate drivers of the net earnings variance, with the gains accounting for $556.2 million (net of tax) of the increase.

Third-quarter 2018 FFO was impacted by the factors listed below under Operating FFO, as well as by increased organizational transformation and severance costs of $5.7 million.

Primary positive factors impacting third-quarter 2018 Operating FFO, compared with the comparable period in 2017, included improvement in Other Net Operating Income/Corporate G&A of $7.7 million, most of which is reduced overhead expense, increased NOI from the mature portfolio of $1.9 million, and increased NOI from new property openings and acquisitions of $0.5 million. These positive factors were offset by reduced NOI from properties sold of $10.1 million, a 2017 tax credit of $7.2 million related to Westchester’s Ridge Hill that did not recur, and reduced Operating FFO from other sources of $0.8 million. Bridges depicting factors impacting Operating FFO for the three and nine months ended September 30, 2018, are included in the company’s Supplemental Package.

Forest City Realty Trust, Inc. and Subsidiaries
Earnings Release

Comparable NOI, Occupancies and Rent
Operating results for the company’s real estate portfolio for the three and nine months ended September 30, 2018, are summarized below.

	Percent Change to Prior Year
	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Comparable NOI (Non-GAAP)
Office	2.1%	1.4%
Apartments	1.1%	2.3%
Total	1.7%	1.8%
	As of September 30,
	2018	2017
Comparable occupancy, Office	94.5%	97.0%
	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Comparable economic occupancy, Apartments	94.7%	94.1%
Comparable average rental rates, Apartments	$1,553	$1,533
Comparable average Core Market rental rates, Apartments	$2,031	$2,011

Projects Under Construction
At September 30, 2018, Forest City had seven projects under construction at a total cost of $880.3 million, or $279.8 million at the company’s share, for a development ratio of 4.4 percent. Additional information on openings and projects under construction can be found in the Development Pipeline exhibit in the company’s Supplemental Package for the quarter ended September 30, 2018.

Commentary
“Results for the quarter and year to date met our expectations and demonstrate the strength of our operating properties and core markets, as well as the skill and dedication of our teams across the enterprise. They also reflect the ongoing execution of our strategies to further strengthen and focus our company,” said David J. LaRue, Forest City president and chief executive officer.

“Results in apartments benefited from increased occupancy, partially offset by increased real estate taxes, utility expenses, wages and concessions. As expected, comp NOI growth for the apartment portfolio moderated, up 1.1 percent in the third quarter and 2.3 percent for the first nine months of 2018.

“In office, comp NOI grew by 2.1 percent in the third quarter, driven primarily by strong results from University Park at MIT in Cambridge, partially offset by a large lease expiration at One Pierrepont Plaza in Brooklyn. We expect to have roughly half the Pierrepont space under lease by yearend, with letters of intent for additional space beyond that.

“At the end of the third quarter, our Adjusted EBITDA margins (excluding the Development Segment) were up 490 basis points over our 2016 yearend benchmark, near the top of our target range of 400-to-500 basis points of improvement by mid-2018. We ended the third quarter with a ratio of Net Debt to Adjusted EBITDA of 6.7 times, on a rolling 12-month basis, down from 7.8 times at September 30, 2017, and down from 7.4 times at the end of 2017.

“Projects under construction continue on track in our core markets, including greater Greater Washington D.C., New York City, and Denver, and development work is progressing on our future entitled opportunities, including both the Pier 70 and 5M projects in San Francisco.”

Merger Agreement
On July 30, 2018, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Antlia Holdings LLC (“Parent”) and Antlia Merger Sub Inc. (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Forest City (the “Merger”), with Forest City surviving

Forest City Realty Trust, Inc. and Subsidiaries
Earnings Release

the Merger as a wholly owned subsidiary of Parent.  Parent and Merger Sub were formed by a Brookfield Asset Management Inc. (“Brookfield”) real estate investment fund.  Consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Forest City’s Class A common stock entitled to vote on such matter at a meeting of the Forest City stockholders and other customary closing conditions for a transaction of this type.  We anticipate the Merger will close in the fourth quarter of 2018.

NOTE: As a result of the July 31, 2018, announcement of a definitive agreement for Forest City to be acquired by a fund of Brookfield Asset Management, the company will not conduct a third-quarter conference call with investors.

Additional Information about the Proposed Merger and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Forest City by Brookfield. In connection with the proposed transaction, Forest City filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the SEC on October 12, 2018 for a special meeting of the stockholders in connection with the proposed transaction to be held on November 15, 2018. The Proxy Statement was mailed to stockholders on or about October 12, 2018. This communication is not a substitute for the Proxy Statement or for any other document that Forest City has filed or may file with the SEC or send to Forest City’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. In addition, investors will be able to obtain free copies of the documents filed with the SEC by Brookfield, when available, by contacting Brookfield Investor Relations at bpy.enquiries@brookfield.com or (855) 212-8243 or at Brookfield’s website at www.brookfield.com, and will be able to obtain free copies of the Proxy Statement and the other documents filed with the SEC by Forest City, when available, by contacting Forest City Investor Relations at (216)-416-3325 or at Forest City’s website at http://ir.forestcity.net/.

Participants in Solicitation
Forest City and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Forest City’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Forest City is set forth in the proxy statement for Forest City’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on May 16, 2018, and in subsequent documents filed with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are included in the Proxy Statement and other relevant materials that have been filed with the SEC.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Supplemental Financial and Operating Information
We recommend reading this supplemental package in conjunction with our Form 10-Q for the three and nine months ended September 30, 2018. This supplemental package contains consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). We also present certain financial information at total company ownership because we believe this information is useful to financial statement users as this method reflects the manner in which we operate our business. We believe financial information and other operating metrics at total company ownership including net asset value (“NAV”) components, net operating income (“NOI”), comparable NOI, comparable NOI margins, Funds From Operations (“FFO”), Operating FFO, Earnings Before Interest, Taxes, Depreciation and Amortization for real estate (“EBITDAre”), Adjusted EBITDA and Net Debt to Adjusted EBITDA are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our financial statement users can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures or information shown at total company ownership are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures. Further information and definitions for these non-GAAP measures are included in the Appendix section of the supplemental package.

The operating information contained in this document includes: occupancy data, leasing summaries, comparable NOI, comparable NOI margins, core market NOI, reconciliation of earnings before income taxes to NOI, reconciliation of net earnings to FFO, reconciliation of FFO to Operating FFO, reconciliation of net earnings attributable to Forest City Realty Trust, Inc. to Adjusted EBITDA attributable to Forest City Realty Trust, Inc., reconciliation of NOI to Operating FFO, Operating FFO bridges, historical trends and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties open and operated in the three and nine months ended September 30, 2018 and 2017.

This supplemental package also contains financial information of entities consolidated under GAAP (“Fully Consolidated Entities”), financial information on our partners’ share of entities consolidated under GAAP (“Noncontrolling Interest”) and financial information on our share of entities accounted for using the equity method of accounting (“Company Share of Unconsolidated Entities”). We believe disclosing financial information on Fully Consolidated Entities, Noncontrolling Interest and Company Share of Unconsolidated Entities is essential to allow our financial statement users the ability to arrive at our total company ownership of all of our real estate investments, whether or not we “control” the investment under GAAP.

Financial information related to Fully Consolidated Entities, Noncontrolling Interest and Company Share of Unconsolidated Entities is included in the Appendix section of this supplemental package.

Corporate Headquarters    Transfer Agent and Registrar
Forest City Realty Trust, Inc.    EQ Shareowner Services
Key Tower    P.O. Box 64854
127 Public Square, Suite 3100    St. Paul, MN 55164-9440
Cleveland, Ohio 44114    (800) 468-9716 www.shareowneronline.com
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2017, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Communication
JeffLinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Michael E. Lonsway
Executive Vice President - Planning
MikeLonsway@forestcity.net

NYSE Listing
FCEA - Class A Common Stock ($.01 par value)

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheets – (Unaudited)

	September 30, 2018	December 31, 2017
	(in thousands)
Assets
Real Estate
Completed rental properties	7,413,450	7,154,607
Projects under construction and development	435,892	568,552
Land inventory	72,885	57,296
Total Real Estate	7,922,227	7,780,455
Less accumulated depreciation	(1,554,126)	(1,484,163)
Real Estate, net	6,368,101	6,296,292
Cash and equivalents	485,941	204,260
Restricted cash	211,572	146,131
Accounts receivable, net	224,788	225,022
Notes receivable	423,737	398,785
Investments in and advances to unconsolidated entities	533,482	550,362
Lease procurement costs, net	66,386	59,810
Prepaid expenses and other deferred costs, net	59,274	75,839
Intangible assets, net	174,051	106,786
Assets held for sale	29,014	—
Total Assets	$8,576,346	$8,063,287

Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net	3,163,987	2,998,361
Revolving credit facility	—	—
Term loan, net	333,967	333,668
Convertible senior debt, net	31,802	112,637
Construction payables	71,286	76,045
Operating accounts payable and accrued expenses	494,730	561,132
Accrued derivative liability	12,020	12,845
Total Accounts payable, accrued expenses and other liabilities	578,036	650,022
Cash distributions and losses in excess of investments in unconsolidated entities	84,810	123,882
Liabilities on assets held for sale	10,022	—
Total Liabilities	4,202,624	4,218,570
Equity
Stockholders’ Equity
Stockholders’ equity before accumulated other comprehensive loss	4,145,154	3,436,997
Accumulated other comprehensive loss	(3,750)	(8,563)
Total Stockholders’ Equity	4,141,404	3,428,434
Noncontrolling interest	232,318	416,283
Total Equity	4,373,722	3,844,717
Total Liabilities and Equity	$8,576,346	$8,063,287

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statements of Operations – (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Revenues
Rental	$167,551	$167,682	$490,462	$496,095
Tenant recoveries	30,026	26,671	85,245	80,735
Service and management fees	1,911	8,152	9,765	29,642
Parking and other	10,822	9,253	26,657	34,212
Land sales	7,920	21,786	23,359	45,308
Total revenues	218,230	233,544	635,488	685,992
Expenses
Property operating and management	66,337	71,961	200,112	228,912
Real estate taxes	25,105	21,748	66,147	64,305
Ground rent	4,235	3,837	12,013	11,491
Cost of land sales	2,723	13,301	7,943	22,996
Corporate general and administrative	9,736	16,480	35,331	46,081
Organizational transformation and termination benefits	8,289	2,633	29,188	14,021
	116,425	129,960	350,734	387,806
Depreciation and amortization	60,925	60,194	170,652	189,496
Write-offs of abandoned development projects and demolition costs	—	—	—	1,596
Impairment of real estate	—	44,288	—	44,288
Total expenses	177,350	234,442	521,386	623,186
Operating income (loss)	40,880	(898)	114,102	62,806
Interest and other income	13,296	20,361	34,773	40,529
Gain on change in control of interests	219,666	—	337,377	—
Interest expense	(30,882)	(31,597)	(86,849)	(88,473)
Amortization of mortgage procurement costs	(1,366)	(1,338)	(3,966)	(4,067)
Loss on extinguishment of debt	(19)	—	(3,995)	(2,843)
Earnings (loss) before income taxes and earnings from unconsolidated entities	241,575	(13,472)	391,442	7,952
Equity in earnings	7,369	8,295	12,038	23,834
Net gain on disposition of interest in unconsolidated entities	181,504	28,828	265,510	81,782
Impairment	—	(10,600)	—	(10,600)
	188,873	26,523	277,548	95,016
Earnings before income taxes	430,448	13,051	668,990	102,968

Current income tax expense of taxable REIT subsidiaries	2,981	304	3,940	4,817
Earnings before gain on disposal of real estate, net of tax	427,467	12,747	665,050	98,151
Net gain (loss) on disposition of interest in development project	—	—	6,227	(113)
Net gain (loss) on disposition of rental properties	60,931	(256)	84,038	13,573
Net earnings	488,398	12,491	755,315	111,611
Noncontrolling interests, gross of tax
Earnings from continuing operations attributable to noncontrolling interests	(41,225)	(7,037)	(39,883)	(8,487)
Net earnings attributable to Forest City Realty Trust, Inc.	$447,173	$5,454	$715,432	$103,124

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – September 30, 2018

Completed Rental Properties - Operations
	Q3 2018	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI	Debt, net (3)
Operations	A	B	=A+B
Office Real Estate
Life Science
Cambridge	$22.3	$2.1	$24.4	$97.6	$(655.9)
Other Life Science	4.4	—	4.4	17.6	(128.0)
New York
Manhattan	14.4	—	14.4	57.6	—
Brooklyn	22.9	0.4	23.3	93.2	(349.0)
Other Office	7.3	—	7.3	29.2	(111.6)
Subtotal Office	$71.3	$2.5	$73.8	$295.2	$(1,244.5)
Apartment Real Estate
Apartments, Core Markets	$35.8	$1.2	$37.0	$148.0	$(1,469.9)
Apartments, Non-Core Markets	12.7	—	12.7	50.8	(305.9)
Subtotal Apartment Product Type	$48.5	$1.2	$49.7	$198.8	$(1,775.8)
Retail Real Estate
Other Retail	$11.9	$(1.7)	$10.2	$40.8	$(434.0)
Subtotal	$131.7	$2.0	$133.7	$534.8	$(3,454.3)
Straight-line rent adjustments	4.0	—	4.0	16.0	—
Other Operations	(1.3)	—	(1.3)	(5.2)	—
Total Operations	$134.4	$2.0	$136.4	$545.6	$(3,454.3)

Development
Recently-Opened Properties/Redevelopment	$2.6	$5.5	$8.1	$32.4	$(350.9)
Straight-line rent adjustments	0.6	—	0.6	2.4	—
Other Development	(2.4)	(1.6)	(4.0)	(16.0)	—
Total Development	$0.8	$3.9	$4.7	$18.8	$(350.9)
Retail Dispositions				Gross Asset Value (4)
QIC				$869.0	$(328.2)
Madison				77.9	(49.7)
Total Retail Dispositions				$946.9	$(377.9)
				Book Value (3)
Projects under construction (5)				$122.5	$(61.0)
Projects under development				$245.8	$(8.6)
Land inventory:
Stapleton				$64.2	$—
Commercial Outlots				$2.4	$—
Other Tangible Assets
Cash and equivalents				$521.4
Restricted cash				$145.3
Accounts receivable, net (6)				$265.5
Notes receivable				$526.5
Net investments and advances to unconsolidated entities				$10.8
Prepaid expenses and other deferred costs, net				$64.4
Recourse Debt and Other Liabilities
Revolving credit facility				$—
Term loan, net				$(334.0)
Convertible senior debt, net				$(31.8)
Less: convertible debt				$31.8
Construction payables				$(78.5)
Operating accounts payable and accrued expenses (7)				$(552.4)
Share Data (in millions)
Diluted weighted average number of shares for the three months ended September 30, 2018				274.0

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – September 30, 2018 (continued)

(1)
Q3 2018 Earnings Before Income Taxes is reconciled to NOI for the three months ended September 30, 2018 in the Supplemental Operating Information section of this supplemental package. Total NOI is reconciled below:

Q3 2018
(Dollars in millions)	NOI
Total Operations	$134.4
Total Development	0.8
QIC	9.8
Madison	1.1
Grand Total	$146.1

(2)	The net stabilized adjustments column represents adjustments assumed to arrive at an estimated annualized stabilized NOI. We include stabilization adjustments to the Q3 2018 NOI as follows:

a)
Due to the redevelopment of 26 Landsdowne Street (Life Science Office - Cambridge), we have included a stabilization adjustment to the Q3 2018 NOI to arrive at our estimate of annualized stabilized NOI prior to the commencement of our current redevelopment.

b)
Additional NOI for the recently acquired ownership interests in three life science properties at University Park at MIT (Life Science Office - Cambridge) and DKLB BKLN (Apartments, Core Markets) has been included.

c)	Partial period NOI for recently sold properties has been removed.

d)
Due to the planned transfer of Charleston Town Center and Shops at Northern Boulevard (Other Retail) to the lenders in deed-in-lieu transactions, we have removed NOI and nonrecourse debt, net, related to these properties.

e)
For recently-opened properties currently in initial lease-up periods included in the Development Segment, NOI is reflected at 5% of the company ownership cost. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties. The following properties are currently in their initial lease-up periods:

	Cost at 100%	Cost at Company Share	Lease Commitment % as of
Property			October 25, 2018
	(in millions)
Office:
The Bridge at Cornell Tech (New York Office)	$159.6	$159.6	57%
Apartments, Core Markets:
Ardan	$121.8	$38.0	16%
Mint Town Center	$94.8	$83.4	36%
Axis	$141.7	$43.1	56%
VYV	$211.6	$105.8	97%
38 Sixth Avenue	$197.3	$48.6	80%
535 Carlton	$168.2	$41.8	94%
Eliot on 4th	$136.6	$42.8	96%
NorthxNorthwest	$115.0	$33.7	94%
Total Apartments	$1,187.0	$437.2
Grand Total	$1,346.6	$596.8

f)
Due to the redevelopment of Ballston Quarter (Development Segment; Recently-Opened Properties/Redevelopment), we have included a stabilization adjustment to the Q3 2018 NOI to arrive at $2.6 million, our estimate of annualized stabilized NOI prior to the commencement of our current redevelopment..

g)	Development Other includes a stabilization adjustment to arrive at our estimate of annualized net expensed development overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)
Amounts represent the company’s share of each respective balance sheet line item as of September 30, 2018 and may be calculated using the financial information contained in the Appendix of this supplemental package. Adjustments to these amounts include:

a.
Due to the planned transfer of Charleston Town Center and Shops at Northern Boulevard to their lenders in deed in lieu transactions, we have removed nonrecourse debt, net, of $48.7 million and $17.0 million, respectively, related to these properties.

(4)	Gross asset valued related to the retail portfolio dispositions:

a.	Represents the gross asset value of the four remaining regional malls, based on the agreed upon pricing under the signed definitive agreement with QIC.

b.	Represents the gross asset value of the remaining asset, based on agreed upon pricing under the signed definitive agreement with Madison.

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

(5)	Stabilized NOI for the following properties is included under Recently-Opened Properties/Redevelopment. As such, we have removed the following from the book value of projects under construction:

a.	$59.2 million, which represents the costs on the balance sheet associated with the ongoing redevelopment of Ballston Quarter.

b.	$12.6 million, which represents costs on the balance sheet associated with the phased opening of Ardan.

(6)	Includes $133.1 million of straight-line rent receivable (net of $6.6 million of allowance for doubtful accounts).

(7)	Includes $48.4 million of straight-line rent payable.

Net Asset Value Components - Stabilized NOI - Q2 2018 vs. Q3 2018
The following represents the quarterly change in stabilized NOI used to estimate NAV, as a result of recent property openings and sales, as well as other portfolio changes. GAAP reconciliations for the beginning period can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Net Asset Value Components - Stabilized NOI
		Stabilized Adjustments
		Property
	Q2 2018	Openings/	Property	Portfolio	Q3 2018
(Dollars in millions)	Stabilized NOI	Acquisitions	Sales	NOI Changes	Stabilized NOI
Operations
Office Real Estate
Life Science
Cambridge	$24.4	$—	$—	$—	$24.4
Other Life Science	4.2	—	—	0.2	4.4
New York
Manhattan	14.5	—	—	(0.1)	14.4
Brooklyn	23.4	—	—	(0.1)	23.3
Other Office	7.5	—	—	(0.2)	7.3
Subtotal Office	$74.0	$—	$—	$(0.2)	$73.8
Apartment Real Estate
Apartments, Core Markets	$38.0	$1.2	$—	$(2.2)	$37.0
Apartments, Non-Core Markets	12.9	—	—	(0.2)	12.7
Subtotal Apartment Product Type	$50.9	$1.2	$—	$(2.4)	$49.7
Federally Assisted Housing	—	—	—	—	—
Subtotal Apartments	$50.9	$1.2	$—	$(2.4)	$49.7
Retail Real Estate
Other Retail	9.9	—	—	0.3	10.2
Subtotal	$134.8	$1.2	$—	$(2.3)	$133.7
Straight-line rent adjustments	3.6	—	—	0.4	4.0
Other Operations	(3.0)	—	—	1.7	(1.3)
Total Operations	$135.4	$1.2	$—	$(0.2)	$136.4

Development Pipeline
Development
Recently-Opened Properties/Redevelopment	$8.1	$—	$—	$—	$8.1
Straight-line rent adjustments	0.8	—	—	(0.2)	0.6
Other Development	(4.0)	—	—	—	(4.0)
Total Development	$4.9	$—	$—	$(0.2)	$4.7
Grand Total	$140.3	$1.2	$—	$(0.4)	$141.1

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Office Buildings
The following table represents those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q4 2017	14	340,532	$46.92	$39.39	19.1%	3	1,186	$57.26	341,718
Q1 2018	13	183,331	$73.09	$63.36	15.4%	3	7,172	$31.61	190,503
Q2 2018	12	208,502	$61.53	$49.23	25.0%	3	39,530	$25.61	248,032
Q3 2018	8	103,667	$50.26	$46.23	8.7%	4	10,103	$90.71	113,770
Total	47	836,032	$56.72	$47.95	18.3%	13	57,991	$38.34	894,023

(1)
Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Apartment Communities
The following tables present leasing information of our apartment communities. Apartment segment occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.
Quarterly Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
Comparable Apartment	Leasable Units	Three Months Ended September 30,			Three Months Ended September 30,
Communities (1)	at Company % (3)	2018	2017	% Change	2018	2017	% Change
Core Markets	8,857	$2,043	$2,027	0.8%	95.8%	94.3%	1.5%
Non-Core Markets	7,953	$1,029	$1,013	1.6%	94.5%	93.5%	1.0%
Total Comparable Apartments	16,810	$1,563	$1,547	1.0%	95.4%	94.0%	1.4%

Year-to-Date Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
Comparable Apartment	Leasable Units	Nine Months Ended September 30,			Nine Months Ended September 30,
Communities (1)	at Company % (3)	2018	2017	% Change	2018	2017	% Change
Core Markets	8,857	$2,031	$2,011	1.0%	95.1%	94.6%	0.5%
Non-Core Markets	7,953	$1,020	$1,002	1.8%	93.8%	92.9%	0.9%
Total Comparable Apartments	16,810	$1,553	$1,533	1.3%	94.7%	94.1%	0.6%

Sequential Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	September 30,	June 30,		September 30,	June 30,
Communities (1)	at Company % (3)	2018	2018	% Change	2018	2018	% Change
Core Markets	8,857	$2,043	$2,031	0.6%	95.8%	95.0%	0.8%
Non-Core Markets	7,953	$1,029	$1,016	1.3%	94.5%	94.1%	0.4%
Total Comparable Apartments	16,810	$1,563	$1,551	0.8%	95.4%	94.7%	0.7%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended September 30, 2018, 14.4% of leasable units in core markets and 4.9% of leasable units in non-core markets were affordable housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units represent our share of comparable leasable units at the apartment community.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data
Office segment occupancy data represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under the lease by gross leasable area (“GLA”).

	Leased Occupancy
	As of September 30,
Office	2018	2017
Comparable	94.5%	97.0%
Total	94.3%	95.8%

The graph below provides comparable leased and economic (quarter-to-date) occupancy data as reported in previous quarters. Prior period amounts may differ from above since the properties qualifying as comparable change from period to period.
Comparable Occupancy Percentage Trend

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI
The tables below provide the percentage change of Comparable NOI. Prior periods are as reported in previous quarters. GAAP reconciliations for previous periods can be found in prior supplemental packages furnished to the SEC and are available on our website at www.forestcity.net.

Quarterly Historical Trends
	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Office	2.1%	0.8%	1.2%	6.4%	4.3%
Apartments	1.1%	5.2%	(0.4)%	5.6%	5.0%
Total	1.7%	2.6%	0.6%	6.1%	4.6%

Year-to-Date and Annual Historical Trends
	Nine Months Ended	Years Ended December 31,
	September 30, 2018	2017	2016	2015	2014
Office	1.4%	2.9%	3.6%	4.9%	6.6%
Apartments	2.3%	3.3%	3.3%	4.7%	4.3%
Total	1.8%	3.1%	3.5%	4.9%	5.7%
The table below provides comparable NOI margins for our Operations segments. Properties included in prior periods may differ from the current year since properties qualifying as comparable change from period to period.

Year-to-Date and Annual Historical Trends - Margins on Comparable NOI
	Nine Months Ended	Years Ended December 31,
	September 30, 2018	2017	2016	2015	2014
Office Segment
Life Science	68.6%	68.6%	60.1%	58.7%	58.5%
New York
Manhattan	73.9%	73.9%	73.5%	72.1%	73.2%
Brooklyn	52.1%	52.8%	53.0%	51.4%	50.5%
Other Office	66.7%	63.7%	55.6%	53.8%	53.4%
Total Office Segment	62.6%	62.2%	59.0%	57.3%	57.1%
Apartment Segment
Core Markets	60.8%	62.3%	61.6%	60.8%	60.7%
Non-Core Markets	49.9%	49.7%	48.9%	46.3%	47.0%
Total Apartment Segment	57.6%	58.6%	57.8%	56.7%	56.7%
Total	60.4%	60.6%	58.5%	57.1%	56.9%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

NOI (Non-GAAP) Detail (in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Office Segment
Comparable NOI	67,918	66,515	2.1%	203,390	200,620	1.4%
Non-Comparable NOI	3,427	367		4,668	8,787
Office Product Type NOI	71,345	66,882		208,058	209,407
Other NOI (1)	5,415	2,781		9,852	9,010
Total Office Segment	76,760	69,663		217,910	218,417
Apartment Segment
Comparable NOI	47,764	47,250	1.1%	143,424	140,205	2.3%
Non-Comparable NOI	741	(26)		2,198	(79)
Apartment Product Type NOI	48,505	47,224		145,622	140,126
Federally Assisted Housing	—	1,532		124	9,813
Other NOI (1)	(1,596)	(869)		(4,626)	(2,692)
Total Apartment Segment	46,909	47,887		141,120	147,247
Retail Segment
Retail NOI	21,719	39,698		71,430	118,659
Madison Preferred Return	1,075	—		6,006	—
Retail Product Type NOI	22,794	39,698		77,436	118,659
Other NOI (1)	(1,189)	56		(523)	(682)
Total Retail Segment	21,605	39,754		76,913	117,977
Operations
Comparable NOI	115,682	113,765	1.7%	346,814	340,825	1.8%
Retail NOI	22,794	39,698		77,436	118,659
Non-Comparable NOI (2)	4,168	341		6,866	8,708
Product Type NOI	142,644	153,804		431,116	468,192
Federally Assisted Housing	—	1,532		124	9,813
Other NOI (1):
Straight-line rent adjustments	3,985	2,133		10,919	8,776
Participation payments	(26)	—		(1,160)	—
Other Operations	(1,329)	(165)		(5,056)	(3,140)
	2,630	1,968		4,703	5,636
Total Operations	145,274	157,304		435,943	483,641
Development Segment
Recently-Opened Properties/Redevelopment	2,646	2,542		7,392	1,188
Other Development (3)	(1,803)	(3,283)		(9,378)	(16,296)
Total Development Segment	843	(741)		(1,986)	(15,108)
Grand Total	$146,117	$156,563		$433,957	$468,533

(1)	Includes straight-line rent adjustments, participation payments as a result of refinancing transactions on our properties and management and service company overhead, net of service fee revenues.

(2)
Non-comparable NOI includes lease termination income of $495 and $936 for the three and nine months ended September 30, 2018, respectively, compared with $618 and $6,219 for the three and nine months ended September 30, 2017.

(3)	Includes straight-line adjustments, non-capitalizable development overhead and other costs on our development projects.

Percentage of NOI by Product Type (dollars in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
	NOI	% of Total	NOI	% of Total	NOI	% of Total	NOI	% of Total
Office Segment	$71,345	50.0%	$66,882	43.5%	$208,058	48.2%	$209,407	44.7%
Apartment Segment	48,505	34.0%	47,224	30.7%	145,622	33.8%	140,126	29.9%
Retail Segment	22,794	16.0%	39,698	25.8%	77,436	18.0%	118,659	25.4%
Total Product Type NOI	$142,644		$153,804		$431,116		$468,192

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Corporate General and Administrative and Other NOI (in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Corporate General and Administrative	$(9,736)	$(17,140)	$7,404	$(39,949)	$(48,061)	$8,112
Other Operations NOI	(1,329)	(165)	(1,164)	(5,056)	(3,140)	(1,916)
Other Development NOI	(1,803)	(3,283)	1,480	(9,378)	(16,296)	6,918
	$(12,868)	$(20,588)	$7,720	$(54,383)	$(67,497)	$13,114
Deferred gain (1)	—	660	(660)	4,618	1,980	2,638
Total	$(12,868)	$(19,928)	$7,060	$(49,765)	$(65,517)	$15,752

Year-to-Date and Annual Historical Trends
GAAP reconciliations for previous periods can be found in prior supplemental packages furnished to the SEC and are available on our website at www.forestcity.net.

	Nine Months Ended	Years Ended
	September 30, 2018	December 31, 2017	December 31, 2016
	(in thousands)
Corporate General and Administrative	$(39,949)	$(64,788)	$(63,343)
Other Operations NOI	(5,056)	(3,203)	(1,593)
Other Development NOI	(9,378)	(18,611)	(33,391)
	$(54,383)	$(86,602)	$(98,327)
Deferred gain (1)	4,618	2,639	660
Ballston Quarter development fee	—	—	5,500
Total	$(49,765)	$(83,963)	$(92,167)

(1)
Deferred gain relates to a 2016 leaseback transaction at Terminal Tower, the Company’s former headquarters in Cleveland, Ohio. Upon vacating these premises in March 2018, the remaining deferred gain was recorded as a reduction to rent expense in accordance with GAAP.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Core Market NOI
(dollars in thousands)

Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017

Product Type NOI	$431,116	Product Type NOI	$468,192
Federally Assisted Housing	124	Federally Assisted Housing	9,813
Other NOI (3):		Other NOI (3):
Straight-line rent adjustments	10,919	Straight-line rent adjustments	8,776
Participation payments	(1,160)	Participation payments	—
Other Operations	(5,056)	Other Operations	(3,140)
	4,703		5,636
Recently-Opened Properties/Redevelopment	7,392	Recently-Opened Properties/Redevelopment	1,188
Development Segment (4)	(9,378)	Development Segment (4)	(16,296)
Grand Total NOI	$433,957	Grand Total NOI	$468,533

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes straight-line rent adjustments, participation payments as a result of refinancing transactions on our properties and management and service company overhead, net of service fee revenues.

(4)	Includes straight-line adjustments, non-capitalizable development overhead and other costs on our development projects.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Earnings Before Income Taxes (GAAP) to Net Operating Income (non-GAAP) (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Earnings before income taxes (GAAP)	$430,448	$13,051	$668,990	$102,968
Earnings from unconsolidated entities	(188,873)	(26,523)	(277,548)	(95,016)
Earnings before income taxes and earnings from unconsolidated entities	241,575	(13,472)	391,442	7,952
Land sales	(7,920)	(21,786)	(23,359)	(45,308)
Cost of land sales	2,723	13,301	7,943	22,996
Other land development revenues	(3,574)	(1,781)	(9,612)	(4,748)
Other land development expenses	2,338	2,977	7,132	7,575
Corporate general and administrative expenses	9,736	16,480	35,331	46,081
Organizational transformation and termination benefits	8,289	2,633	29,188	14,021
Depreciation and amortization	60,925	60,194	170,652	189,496
Write-offs of abandoned development projects and demolition costs	—	—	—	1,596
Impairment of real estate	—	44,288	—	44,288
Interest and other income	(13,296)	(20,361)	(34,773)	(40,529)
Gains on change in control of interests	(219,666)	—	(337,377)	—
Interest expense	30,882	31,597	86,849	88,473
Amortization of mortgage procurement costs	1,366	1,338	3,966	4,067
Loss on extinguishment of debt	19	—	3,995	2,843
NOI related to noncontrolling interest (1)	(8,658)	(10,583)	(29,985)	(30,737)
NOI related to unconsolidated entities (2)	41,378	51,738	132,565	160,467
Net Operating Income (Non-GAAP)	$146,117	$156,563	$433,957	$468,533

(1) NOI related to noncontrolling interest:
Earnings from continuing operations attributable to noncontrolling interests (GAAP)	$(41,225)	$(7,037)	$(39,883)	$(8,487)
Exclude non-NOI activity from noncontrolling interests:
Land and non-rental activity, net	652	3,565	1,753	4,943
Interest and other income	499	514	1,254	1,486
Depreciation and amortization	(6,462)	(6,079)	(19,393)	(19,628)
Amortization of mortgage procurement costs	(239)	(353)	(900)	(981)
Interest expense and extinguishment of debt	(4,994)	(4,585)	(16,279)	(12,119)
Gain on disposition of rental properties and interest in unconsolidated entities	43,111	3,392	43,463	4,049
NOI related to noncontrolling interest	$(8,658)	$(10,583)	$(29,985)	$(30,737)
(2) NOI related to unconsolidated entities:
Equity in earnings (GAAP)	$7,369	$8,295	$12,038	$23,834
Exclude non-NOI activity from unconsolidated entities:
Land and non-rental activity, net	(907)	(4,001)	(1,857)	(5,580)
Interest and other income	(194)	(2,117)	(2,651)	(4,093)
Write offs of abandoned development projects and demolition costs	—	1,179	6,282	1,926
Depreciation and amortization	17,369	23,736	58,592	69,123
Amortization of mortgage procurement costs	393	822	1,497	2,462
Interest expense and extinguishment of debt	17,348	23,824	58,664	72,795
NOI related to unconsolidated entities	$41,378	$51,738	$132,565	$160,467

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (GAAP) to FFO (non-GAAP) to Operating FFO (non-GAAP)
The table below reconciles net earnings, the most comparable GAAP measure, to FFO and Operating FFO, non-GAAP measures.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
	(in thousands)			(in thousands)
Net earnings attributable to Forest City Realty Trust, Inc. (GAAP)	$447,173	$5,454		$715,432	$103,124
Depreciation and Amortization—real estate	70,847	77,164		207,198	236,913
Gain on change in control of interests	(219,666)	—		(337,377)	—
Gain on disposition of rental properties	(199,324)	(25,180)		(306,215)	(91,498)
Impairment of depreciable rental properties	—	54,888		—	54,888
Income tax expense (benefit) adjustment:
Gain on disposition of rental properties	(234)	232		738	4,874
FFO attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$98,796	$112,558	(12.2)%	$279,776	$308,301	(9.3)%
Write-offs of abandoned development projects and demolition costs	—	1,179		6,282	3,522
Tax credit income	(3,430)	(3,916)		(10,854)	(9,128)
Loss on extinguishment of debt	19	—		3,495	4,468
Change in fair market value of nondesignated hedges	(613)	416		(3,162)	(1,387)
Straight-line rent adjustments	(4,569)	(2,797)		(12,752)	(9,732)
Participation payments	26	—		1,160	—
Organizational transformation and termination benefits	8,289	2,633		29,188	14,021
Income tax expense on FFO	3,581	72		3,983	135
Operating FFO attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$102,099	$110,145	(7.3)%	$297,116	$310,200	(4.2)%

Numerator Adjustments (in thousands):
If-Converted Method (adjustments for interest):
4.250% Notes due 2018	380	778		1,936	2,334
3.625% Notes due 2020	330	363		1,055	1,088
Total Adjustments	$710	$1,141		$2,991	$3,422
FFO attributable to Forest City Realty Trust, Inc. (If-Converted)	$99,506	$113,699		$282,767	$311,723
Operating FFO attributable to Forest City Realty Trust, Inc. (If-Converted)	$102,809	$111,286		$300,107	$313,622
Denominator:
Weighted average shares outstanding—Basic	267,978,704	265,260,403		266,468,193	261,566,151
Effect of stock options, restricted stock and performance shares	1,624,820	1,735,881		1,206,632	1,458,634
Effect of convertible debt	3,326,824	5,153,214		4,637,923	5,153,242
Effect of convertible 2006 Class A Common Units	1,111,044	1,566,465		1,111,044	1,757,072
Weighted average shares outstanding - Diluted	274,041,392	273,715,963		273,423,792	269,935,099
FFO Per Share - Diluted	$0.36	$0.42	(14.3)%	$1.03	$1.15	(10.4)%
Operating FFO Per Share - Diluted	$0.38	$0.41	(7.3)%	$1.10	$1.16	(5.2)%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings attributable to FCRT (GAAP) to Adjusted EBITDA attributable to FCRT (non-GAAP)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
	(in thousands)
Net earnings attributable to Forest City Realty Trust, Inc. (GAAP)	$447,173		$5,454		$715,432		$103,124
Depreciation and amortization (1)	71,832		77,851		209,851		238,991
Interest expense (2)	43,236		50,836		129,734		147,524
Amortization of mortgage procurement costs	1,520		1,807		4,563		5,548
Income tax expense	3,347		304		4,721		5,009
Impairment of real estate	—		54,888		—		54,888
Net gain on disposition of rental properties	(199,324)		(25,180)		(306,215)		(91,498)
Gain on change in control of interests	(219,666)		—		(337,377)		—
EBITDAre attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$148,118		$165,960		$420,709		$463,586
Loss on extinguishment of debt	19		—		3,495		4,468
Organizational transformation and termination benefits	8,289		2,633		29,188		14,021
Adjusted EBITDA (Non-GAAP)	$156,426		$168,593		$453,392		$482,075
	As of September 30,				As of September 30,
	2018		2017		2018		2017
	(in thousands)
Nonrecourse mortgage debt and notes payable, net	$4,259,161		$4,939,820		$4,259,161		$4,939,820
Nonrecourse mortgage debt, net, on assets held for sale	9,521		—		9,521		—
Revolving credit facility	—		—		—		—
Term loan, net	333,967		333,568		333,967		333,568
Convertible senior debt, net	31,802		112,523		31,802		112,523
Total debt	$4,634,451		$5,385,911		$4,634,451		$5,385,911
Less cash and cash equivalents	(521,411)		(226,353)		(521,411)		(226,353)
Net Debt	$4,113,040		$5,159,558		$4,113,040		$5,159,558
Net Debt to Adjusted EBITDA (Annualized)	6.6	x	7.7	x	6.8	x	8.0	x

(1)	The following table provides detail of depreciation expense:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Full Consolidation	$60,925	$60,194	$170,652	$189,496
Noncontrolling interest	(6,462)	(6,079)	(19,393)	(19,628)
Unconsolidated	17,369	23,736	58,592	69,123
Company Share	71,832	77,851	209,851	238,991
Non-Real Estate	(985)	(687)	(2,653)	(2,078)
Real Estate at Company share	$70,847	$77,164	$207,198	$236,913

(2)	The following table provides detail of interest expense:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Full consolidation	$30,882	$31,597	$86,849	$88,473
Noncontrolling interest	(4,994)	(4,585)	(15,300)	(12,119)
Unconsolidated entities at Company share	17,348	23,824	58,185	71,170
Company share	$43,236	$50,836	$129,734	$147,524

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of NOI to Operating FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
NOI attributable to Forest City Realty Trust, Inc.	$146,117	$156,563	$433,957	$468,533
Land sales	18,836	36,191	47,248	82,374
Other land development revenues	3,217	1,753	9,044	4,818
Cost of land sales	(12,793)	(27,477)	(31,381)	(60,064)
Other land development expenses	(2,206)	(2,742)	(6,545)	(7,006)
Corporate general and administrative expenses	(9,736)	(16,480)	(35,331)	(46,081)
Interest and other income	12,991	21,964	36,170	43,136
Interest expense	(43,236)	(50,836)	(129,734)	(147,524)
Amortization of mortgage procurement costs	(1,520)	(1,807)	(4,563)	(5,548)
Non-real estate depreciation and amortization	(985)	(687)	(2,653)	(2,078)
Tax credit income	(3,430)	(3,916)	(10,854)	(9,128)
Change in fair market value of nondesignated hedges	(613)	416	(3,162)	(1,387)
Straight-line rent adjustments	(4,569)	(2,797)	(12,752)	(9,732)
Participation payments	26	—	1,160	—
Net gain (loss) on sale of development project	—	—	6,512	(113)
Operating FFO attributable to Forest City Realty Trust, Inc.	$102,099	$110,145	$297,116	$310,200

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended September 30, 2018 vs. Three Months Ended September 30, 2017
(in millions)
$120.0
$115.0
$110.0
$105.0
$100.0
$95.0
$90.0
$110.1
7.7
1.9
0.5
(0.8)
(7.2)
(10.1)
$102.1
Three Months Ended Sept 30, 2017
Change in Other NOI/ Corporate G&A
NOI on mature portfolio
Property openings and acquisitions
Other
Westchester's Ridge Hill real estate tax credit
Property sales
Three Months Ended Sept 30, 2018

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Nine Months Ended September 30, 2018 vs. Nine Months Ended September 30, 2017
(in millions)
$345.0
$335.0
$325.0
$315.0
$305.0
$295.0
$285.0
$275.0
$310.2
13.1
6.5
6.0
4.5
1.4
(3.5)
(5.3)
(7.2)
(28.6)
$297.1
Nine Months Ended Sept 30, 2017
Change in Other NOI/ Corporate G&A
Gain on sale of development project
NOI on mature portfolio
Property openings and acquisitions
Other
Temporary vacancy at MIT 26 Landsdowne
Lease termination income
Westchester's Ridge Hill real estate tax credit
Property sales
Nine Months Ended Sept 30, 2018

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends
The tables below illustrate our progress as we continue to implement our strategic plan. The financial and operating data presented is as reported in previous year-end supplemental packages. GAAP reconciliations for previous years can be found in prior supplemental packages furnished to the SEC and are available on our website at www.forestcity.net. Development ratio is defined as total assets (less accumulated depreciation) divided by total projects under construction and development and land inventory. All metrics are reflected at company share.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Construction
September 30, 2018

						Cost at Completion (b)		Cost Incurred to Date (c)
		Anticipated	Legal				Cost at		Cost at
		Opening	Ownership		Company	Cost	Company	Cost	Company	No. of		Lease %
	Location	Date	(a)		% (a)	at 100%	Share	at 100%	Share	Units	GLA	(d)
						(in millions)
Projects Under Construction
Apartments:
Ballston Quarter Residential (e)	Arlington, VA	Q4-18/Q1-19	51%	(f)	51%	$173.6	$88.5	$129.2	$67.6	406	53,000
Aster Conservatory Green North	Denver, CO	Q1-19	0%	(g)	0%	60.7	0.0	27.1	0.0	256	—
The Yards - The Guild	Washington, D.C.	Q1-19	0%	(g)	0%	94.9	0.0	72.7	0.0	191	6,000
Capper 769	Washington, D.C.	Q1-19	25%	(f)	25%	72.2	18.0	46.8	12.3	179	—
The Yards - L2	Washington, D.C.	Q1-20	0%	(g)	0%	134.5	0.0	52.0	0.0	264	14,000
VYV East Tower	Jersey City, NJ	Q4-20	50%	(f)	50%	228.8	114.4	43.8	23.6	432	19,000
						$764.7	$220.9	$371.6	$103.5	1,728	92,000
Retail:
Ballston Quarter Redevelopment	Arlington, VA	Q4-18	51%	(f)	51%	$115.6	$58.9	$103.5	$59.2	—	307,000	72%
Total Projects Under Construction (h)						$880.3	$279.8	$475.1	$162.7	1,728	399,000
Estimated Initial Yield on Cost (i):							5.7% - 6.2%

Property Openings

					Cost at Completion (b)
		Date	Legal		Cost	Cost at	No. of
	Location	Opened	Ownership (a)	Company % (a)	at 100%	Company Share	Units	GLA	Lease % (d)
					(in millions)
2018 Property Openings
Apartments:
Mint Town Center	Denver, CO	Q4-17/Q3-18	88%	88%	$94.8	$83.4	399	7,000	36%
Arizona State Retirement System Joint Venture:
Ardan	Dallas, TX	Q2-18/Q4-18 (j)	30%	30%	121.8	38.0	389	4,250	16%
Axis	Los Angeles, CA	Q3-17/Q2-18	30%	30%	141.7	43.1	391	15,000	56%
Total Property Openings					$358.3	$164.5	1,179	26,250

See footnotes on the following page

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company’s legal ownership.

(b)	Represents estimated project costs to achieve stabilization, at 100% and the Company’s share, respectively. Amounts exclude capitalized interest not allocated to the underlying joint venture.

(c)	Represents total capitalized project costs incurred to date, at 100% and the Company’s share, respectively, including all capitalized interest related to the development project.

(d)	Lease commitments as of October 25, 2018.

(e)	The amenity retail component is expected to open Q4-18. As of October 25, 2018, the lease commitment related to this was 30%.

(f)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of its investments in a VIE.

(g)
Represents an apartment community under construction in which the Company has a 0% legal ownership interest. However, the Company is the project developer, on a fee basis. In addition, the Company has issued a project completion guarantee to the first mortgagee and is funding a portion of the construction costs through a mezzanine loan to the owner. As a result, the Company determined it was the primary beneficiary of this variable interest entity and has consolidated the project. The Company has an exclusive option to purchase the constructed asset for an amount approximating cost at completion.

(h)	Of the remaining project costs, the Company has undrawn construction loan commitments, net of construction payables, of $108.6 million at the company’s share ($296.4 million at 100%).

(i)
Range of estimated initial yield on cost for projects under construction is calculated using estimated company-share initial stabilized NOI divided by the company’s share of project cost per above, net of anticipated subsidies and other cost adjustments.

(j)	Opened in October 2018.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
September 30, 2018

Below is a summary of our active large scale development projects which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, we believe our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below and other projects in core markets represent company ownership costs of $212.3 million ($222.3 million at full consolidation) of Projects Under Development on our balance sheet and company ownership mortgage debt, net of $8.6 million ($8.6 million at full consolidation).

1)	Pacific Park Brooklyn - Brooklyn, NY
Pacific Park Brooklyn, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, and more than 8 acres of landscaped open space. Included in the square feet of residential entitlements is 250,000 square feet of amenity retail that will reside in the base of the various buildings. The project is also currently entitled for approximately 1 million square feet of office space. Completed properties include 38 Sixth Ave, a 303-unit, 100% affordable rental building, 550 Vanderbilt, a 278-unit condominium building, 535 Carlton, a 100% affordable rental building with 298 apartment units and 461 Dean Street, a 50% market-rate and 50% affordable rental building with 363 apartment units, which was sold in Q1-2018. In June 2018, we closed an agreement with our partner, Greenland USA, on the restructuring of the Pacific Park Brooklyn joint venture.  The transaction increased Greenland USA’s ownership interest in the joint venture from 70% to 95% on future construction activity, effective January 15, 2018, and significantly decreases our development risk at the project by reducing our ownership interest and future obligations to fund future construction costs from 30% to 5%.  Completed projects of the joint venture, including 38 Sixth Ave, 550 Vanderbilt, 535 Carlton and the related parking garages, will remain owned by Greenland USA and us on a 70%/30% basis, respectively.

2)	The Yards - Washington, D.C.
The Yards is a fully entitled, 53-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 3,000 residential units, 1.8 million square feet of office space and approximately 500,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Currently there are six completed projects, which include 715 apartment units and 209,000 square feet of retail. Currently under construction is The Guild, a 191-unit apartment building, and L2, a 264-unit apartment building.
3) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront MetroRail station. At full build-out, Waterfront Station is expected to include 980 apartment units and approximately 50,000 square feet of retail stores and restaurants. Currently completed is a 365-unit apartment building, Eliot on 4th.
4) Pier 70 - San Francisco, CA
Pier 70 is a former shipyard on San Francisco’s eastern waterfront. Our master development area of 28 acres is a mixed-use project, which is expected to include approximately 3.2 million total square feet, consisting of 900,000 to 1.8 million square feet of office space, approximately 360,000 square feet of traditional retail, local production, and cultural/community uses, 1,100 to 2,150 residential units, approximately 1,500 parking spaces and 7 acres of waterfront parks. The provided ranges for commercial and residential uses are the result of a flexible zoning approach taken with a select number of parcels, allowing either commercial or residential uses. Project entitlements were received in Q4-2017 through the Port Commission, Planning Commission and Board of Supervisors. A ground-breaking ceremony was held and horizontal construction on project infrastructure began in Q2-2018.
5) 5M - San Francisco, CA
5M is a fully entitled, mixed-use project in downtown San Francisco. The project is comprised of an office building of approximately 633,000 square feet and an apartment building with approximately 295 residential units. 5M would create significant new open spaces for the neighborhood. The project is designed to house a dynamic ground-floor mix featuring local retail and arts, cultural and community uses.

6) Hudson Exchange - Jersey City, NJ
Hudson Exchange is a partnership with G&S Investors, the owner of an 18-acre parcel of land, three miles from downtown Manhattan in the waterfront section of Jersey City.  At full build-out, the project is expected to include up to 5,400 apartment units in twelve towers and 350,000 square feet of amenity retail and dining space. Currently completed is VYV, a 421-unit apartment building. Currently under construction is VYV East Tower, a 432-unit apartment building

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Summary of Development Projects
September 30, 2018

Below is a summary of our active large scale development projects in core markets, as well as other projects in core and non-core markets along with the approximate related developable square footage, by product type. These development opportunities are in a wide range of various stages, including but not limited to, being entitled for its intended development purposes and ready for construction to merely being controlled through a land option. The other product type includes condominiums and hotels. Amounts exclude any currently open or under construction projects within the larger overall development project and are shown at 100% and our estimated ownership share.

Developable Square Feet	Square Feet at 100%					Square Feet at Company Share
	Office	Apartments	Retail	Other	Total	Office	Apartments	Retail	Other	Total	Projects under development balance
Development Projects - Core Markets											(in thousands)
Pacific Park Brooklyn - Brooklyn, NY	1,068,190	3,858,724	—	944,877	5,871,791	53,410	192,936	—	47,244	293,590	$—
The Yards - Washington, D.C.	1,838,702	1,686,963	224,009	213,421	3,963,095	1,838,702	1,686,963	224,009	213,421	3,963,095	68,874
Waterfront Station - Washington, D.C.	—	634,441	57,949	—	692,390	—	285,498	26,078	—	311,576	12,216
Pier 70 - San Francisco, CA	1,200,936	865,412	363,104	772,250	3,201,702	1,200,936	865,412	363,104	772,250	3,201,702	63,317
5M - San Francisco, CA	618,424	260,203	21,830	—	900,457	618,424	260,203	21,830	—	900,457	67,910
Stapleton - Denver, CO	3,564,444	2,022,222	200,000	270,000	6,056,666	3,208,000	1,820,000	180,000	243,000	5,451,000	—
Hudson Exchange - Jersey City, NJ	—	4,713,331	334,187	—	5,047,518	—	2,356,666	167,093	—	2,523,759	—
Other	—	935,000	230,000	—	1,165,000	—	467,500	230,000	—	697,500	6,617
	8,290,696	14,976,296	1,431,079	2,200,548	26,898,619	6,919,472	7,935,178	1,212,114	1,275,915	17,342,679	$218,934
Development Projects - Non Core Markets	1,590,895	374,217	99,744	—	2,064,856	1,590,895	374,217	99,744	—	2,064,856	26,905
Total	9,881,591	15,350,513	1,530,823	2,200,548	28,963,475	8,510,367	8,309,395	1,311,858	1,275,915	19,407,535	$245,839
Land Inventory
Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:
Stapleton
Stapleton, a 90% owned entity, represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 14,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of September 30, 2018, we own 683 gross acres, of which 378 acres are saleable. We also have an option to purchase an additional 6 gross acres at Stapleton.

Forest City Realty Trust, Inc. and Subsidiaries - Appendix
Third Quarter 2018

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - General Information

General Information

This appendix to this supplemental package contains certain financial information of entities accounted for using the full consolidated accounting method (“Fully Consolidated Entities”), financial information on our partners share of entities accounted for using the full consolidated accounting method (“Noncontrolling Interest”) and financial information on our share of entities that we do not control and therefore account for using the equity method of accounting (“Company Share of Unconsolidated Entities”).

Amounts in columns labeled “Fully Consolidated Entities” represent 100% of the activity related to all entities that are consolidated under GAAP. Amounts in the columns labeled “Company Share of Unconsolidated Entities” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income during the period when applying the equity method of accounting. Similar calculations were performed for the amounts in the columns labeled “Noncontrolling Interest”, which represent assets we consolidate but own less than 100%. A financial statement user is able to calculate Total Company Ownership by beginning with the “Fully Consolidated Entities” column, subtracting the column labeled “Noncontrolling Interest” and adding the columns labeled “Company Share of Unconsolidated Entities”.

We believe disclosing financial information on Fully Consolidated Entities, Noncontrolling Interest and Company Share of Unconsolidated Entities is essential to allow our financial statement users the ability to arrive at our Total Company Ownership for all of our ownership interests, irrespective of the accounting method used to account for the entity. We believe it assists investors and analysts in estimating our economic interest in our consolidated and unconsolidated joint ventures when read in conjunction with the Company’s results under GAAP. The calculation of Total Company Ownership financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown in the Noncontrolling Interest and Company Share of Unconsolidated Entities columns were derived by applying our ownership percentage interest used to arrive at our share of net income during the period when applying the equity method of accounting and calculating income/loss to minority partners under noncontrolling interest accounting may not accurately depict the legal and economic implications of holding a non-controlling interest of an entity; and

•	Other companies in our industry may calculate their total company ownership amounts differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the calculation of Total Company Ownership should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We suggest you compensate for these limitations by relying primarily on our GAAP results and using the Total Company Ownership information only supplementally.

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Definitions

Non-GAAP Definitions

Net Asset Value Components
We disclose components of our business relevant to calculate NAV, a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. NAV components are shown at our total company ownership. We believe disclosing the components at total company ownership is essential to estimate NAV, as they represent our estimated proportionate amount of assets and liabilities we are entitled to.

The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI, and information related to our rental properties business at the Company’s share. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business.

NOI
NOI, a non-GAAP measure, reflects our share of the core operations of our rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses at our ownership within our Office, Apartments, Retail, and Development segments, except for revenues and cost of sales associated with sales of land held in these segments. The activities of our Corporate segment does not involve the operations of our rental property portfolio and therefore is not included in NOI.

We believe NOI provides important information about our core operations and, along with earnings before income taxes, is necessary to understand our business and operating results. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, revenues and cost of sales associated with sales of land, other non-property income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating office, apartment and retail real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. We use NOI to evaluate our operating performance on a portfolio basis since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant mix have on our financial results. Investors can use NOI as supplementary information to evaluate our business. In addition, management believes NOI provides useful information to the investment community about our financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry. NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, our GAAP measures, and may not be directly comparable to similarly-titled measures reported by other companies.

Comparable NOI
We use comparable NOI, a non-GAAP measure, as a metric to evaluate the performance of our office and apartment properties. Comparable NOI is an operating statistic defined as NOI from stabilized properties operated in all periods presented. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Non-capitalizable development costs and unallocated management and service company overhead, net of service fee revenues, are not directly attributable to an individual operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates, certain litigation expenses incurred and any related legal settlements and NOI impacts of changes in ownership percentages, are excluded from comparable NOI. Due to the planned/ongoing disposition of substantially all of our regional mall and specialty retail portfolios, we are no longer disclosing comparable NOI for our retail properties. Other properties and activities such as federally assisted housing, straight-line rent adjustments and participation payments as a result of refinancing transactions are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.

We believe comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties. While property dispositions, acquisitions or other factors impact net earnings in the short term, we believe comparable NOI presents a consistent view of the overall performance of our operating portfolio from period to period. A reconciliation of earnings before income taxes, the most comparable financial measure calculated in accordance with GAAP, to NOI, a reconciliation of NOI to earnings before income taxes for each operating segment and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Comparable NOI margin information is an operating statistic derived from comparable NOI as a percentage of revenues associated with comparable NOI. We believe comparable NOI margins are useful in evaluating revenue enhancements and expense management on our comparable properties while also assessing the execution of our business strategies.

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Definitions

FFO
FFO, a non-GAAP measure, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors impact net earnings in the short-term, we believe FFO presents a consistent view of the overall financial performance of our business from period-to-period since the core of our business is the recurring operations of our portfolio of real estate assets. Management believes that the exclusion of gains and losses from the sale of operating real estate assets from FFO allows investors and analysts to readily identify the operating results of the Company’s core assets and assists in comparing those operating results between periods. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen with market conditions, many real estate investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets and impairment of depreciable real estate, management believes that FFO, along with the required GAAP presentations, provides another measurement of the Company’s performance relative to its peers and an additional basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

The majority of our peers in the publicly traded real estate industry report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined by NAREIT as net earnings excluding the following items at our ownership: i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) gains or losses on change in control of interests; iii) non-cash charges for real estate depreciation and amortization; iv) impairment of depreciable real estate (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).

Operating FFO
In addition to reporting FFO, we report Operating FFO, a non-GAAP measure, as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects and demolition costs; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) the adjustment to recognize rental revenues and rental expense using the straight-line method; vii) participation payments to ground lessors on refinancing of our properties; viii) other transactional items; and ix) income taxes on FFO.

EBITDAre
EBITDAre, a non-GAAP measure, is defined by NAREIT as net earnings (loss), excluding the following items: i) depreciation and amortization; ii) interest expense; iii) income tax expense (benefit); iv) impairment of depreciable real estate; and v) gains and losses on the disposition of depreciable real estate, including gains and losses on change in control of interests. We further adjust EBITDAre to arrive at EBITDAre at the company’s ownership (“EBITDAre attributable to Forest City Realty Trust, Inc. (“FCRT”)). During the three months ended March 31, 2018, we began disclosing EBITDAre attributable to FCRT as a replacement to EBITDA attributable to FCRT based on recently issued NAREIT guidance. Gains and losses on the disposition of depreciable real estate, including gains and losses on change in control of interests, and impairment of depreciable real estate are also excluded from net earnings (loss) to arrive at EBITDAre attributable to FCRT as a result. The disclosure of this metric provides a more widely known and understood measure of performance in the REIT industry. We use EBITDAre attributable to FCRT as the starting point in order to calculate Adjusted EBITDA as described below.

Adjusted EBITDA
We define Adjusted EBITDA, a non-GAAP measure, as EBITDAre attributable to FCRT. adjusted to exclude: i) impairment of non-depreciable real estate; ii) gains or losses from extinguishment of debt; and iii) other transactional items, including organizational transformation and termination benefits. We believe EBITDAre, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Adjusted EBITDA is used by the chief operating decision maker and management to assess operating performance and resource allocations by segment and on a consolidated basis. Management believes Adjusted EBITDA gives the investment community a further understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. However, Adjusted EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating Adjusted EBITDA and, accordingly, the Company’s Adjusted EBITDA may not be comparable to other REITs.

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Definitions

Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA, a non-GAAP measure, is defined as total debt, net at our company share (total debt includes outstanding borrowings on our revolving credit facility, our term loan facility, convertible senior debt, net, nonrecourse mortgages and notes payable, net) less cash and equivalents, at our company share, divided by Adjusted EBITDA. Net Debt to Adjusted EBITDA is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors use versions of this ratio in a similar manner. The Company’s method of calculating the ratio may be different from methods used by other REITs and, accordingly, may not be comparable to other REITs.

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Asset, Liability and Equity Information

	September 30, 2018
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Assets
Real Estate
Completed rental properties
Office	$4,097,095	$108,208	$72,814
Apartments	2,495,930	289,185	971,775
Retail	88,658	—	1,161,372
Total Operations	6,681,683	397,393	2,205,961
Recently-Opened Properties/Redevelopment	713,595	318,548	214,255
Corporate	18,172	—	—
Total completed rental properties	7,413,450	715,941	2,420,216
Projects under construction
Office	—	—	—
Apartments	188,044	186,647	133,805
Retail	—	—	59,138
Total projects under construction	188,044	186,647	192,943
Projects under development
Office	124,218	—	3,681
Apartments	123,630	10,017	3,007
Retail	—	—	1,320
Total projects under development	247,848	10,017	8,008
Total projects under construction and development	435,892	196,664	200,951
Land inventory	72,885	6,892	597
Total Real Estate	7,922,227	919,497	2,621,764
Less accumulated depreciation	(1,554,126)	(108,021)	(525,621)
Real Estate, net	6,368,101	811,476	2,096,143
Cash and equivalents	485,941	27,228	62,698
Restricted cash	211,572	87,201	20,966
Accounts receivable, net	224,788	6,388	47,096
Notes receivable	423,737	(96,277)	6,436
Investments in and advances to unconsolidated entities	533,482	(65,223)	(582,637)
Lease procurement costs, net	66,386	3,330	31,884
Prepaid expenses and other deferred costs, net	59,274	4,910	10,080
Intangible assets, net	174,051	12,213	2,266
Assets held for sale	29,014	814	—
Total Assets	$8,576,346	$792,060	$1,694,932

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Asset, Liability and Equity Information

	September 30, 2018
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net
Completed rental properties
Office	$1,208,856	$28,380	$54,519
Apartments	1,396,750	229,033	608,063
Retail	29,000	—	798,875
Total Operations	2,634,606	257,413	1,461,457
Recently-Opened Properties/Redevelopment	419,611	198,376	129,658
Total completed rental properties	3,054,217	455,789	1,591,115
Projects under construction
Office	—	—	—
Apartments	101,196	101,196	30,458
Retail	—	—	30,586
Total projects under construction	101,196	101,196	61,044
Projects under development
Office	—	—	—
Apartments	8,574	—	—
Retail	—	—	—
Total projects under development	8,574	—	—
Total projects under construction and development	109,770	101,196	61,044
Land inventory	—	—	—
Nonrecourse mortgage debt and notes payable, net	3,163,987	556,985	1,652,159
Revolving credit facility	—	—	—
Term loan, net	333,967	—	—
Convertible senior debt, net	31,802	—	—
Construction payables	71,286	31,287	38,549
Operating accounts payable and accrued expenses	494,730	48,914	106,549
Accrued derivative liability	12,020	1,941	417
Total Accounts payable, accrued expenses and other liabilities	578,036	82,142	145,515
Cash distributions and losses in excess of investments in unconsolidated entities	84,810	(23,212)	(102,742)
Liabilities on assets held for sale	10,022	501	—
Total Liabilities	4,202,624	616,416	1,694,932
Equity
Stockholders’ Equity
Stockholders’ equity before accumulated other comprehensive loss	4,145,154	—	—
Accumulated other comprehensive loss	(3,750)	—	—
Total Stockholders’ Equity	4,141,404	—	—
Noncontrolling interest	232,318	175,644	—
Total Equity	4,373,722	175,644	—
Total Liabilities and Equity	$8,576,346	$792,060	$1,694,932

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Revenue and Expense Information

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Investments	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Revenues
Rental	$167,551	$15,645	$51,689	$167,682	$17,546	$64,381
Tenant recoveries	30,026	2,786	10,733	26,671	1,925	17,667
Service and management fees	1,911	62	1,369	8,152	51	2,004
Parking and other	10,822	1,107	3,936	9,253	958	4,752
Land sales	7,920	792	11,708	21,786	2,092	16,497
Subsidized Senior Housing	—	—	—	—	—	3,206
Total revenues	218,230	20,392	79,435	233,544	22,572	108,507
Expenses
Property operating and management	66,337	7,418	19,965	71,961	7,541	26,419
Real estate taxes	25,105	3,349	5,853	21,748	2,423	9,131
Ground rent	4,235	48	629	3,837	49	2,635
Cost of land sales	2,723	267	10,337	13,301	1,305	15,481
Subsidized Senior Housing operating	—	—	—	—	—	1,996
Corporate general and administrative	9,736	—	—	16,480	—	—
Organizational transformation and termination benefits	8,289	—	—	2,633	—	—
	116,425	11,082	36,784	129,960	11,318	55,662
Depreciation and amortization	60,925	6,462	17,369	60,194	6,079	23,736
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	1,179
Impairment of real estate	—	—	—	44,288	—	10,600
Total expenses	177,350	17,544	54,153	234,442	17,397	91,177
Operating income	40,880	2,848	25,282	(898)	5,175	17,330
Interest and other income	13,296	499	194	20,361	514	2,117
Net gain on disposition of interest in unconsolidated entities	—	—	181,504	—	—	27,721
Gain on change in control of interests	219,666	—	—	—	—	—
Interest expense	(30,882)	(4,994)	(17,348)	(31,597)	(4,585)	(23,824)
Amortization of mortgage procurement costs	(1,366)	(239)	(393)	(1,338)	(353)	(822)
Loss on extinguishment of debt	(19)	—	—	—	—	—
Earnings (loss) before income taxes and earnings (loss) from unconsolidated entities	241,575	(1,886)	189,239	(13,472)	751	22,522
Equity in earnings	7,369	—	(7,369)	8,295	2,894	(5,401)
Net gain on disposition of interest in unconsolidated entities	181,504	—	(181,504)	28,828	1,107	(27,721)
Impairment of real estate	—	—	—	(10,600)	—	10,600
	188,873	—	(188,873)	26,523	4,001	(22,522)
Earnings (loss) before income taxes	430,448	(1,886)	366	13,051	4,752	—

Current income tax expense of taxable REIT subsidiaries	2,981	—	366	304	—	—
Earnings (loss) before loss on disposal of real estate	427,467	(1,886)	—	12,747	4,752	—
Net gain (loss) on disposition of rental properties, net of tax	60,931	43,111	—	(256)	2,285	—
Net earnings	488,398	41,225	—	12,491	7,037	—
Noncontrolling interests, gross of tax
Earnings from continuing operations attributable to noncontrolling interests	(41,225)	(41,225)	—	(7,037)	(7,037)	—
Net earnings attributable to Forest City Realty Trust, Inc.	$447,173	$—	$—	$5,454	$—	$—

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Revenue and Expense Information

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Investments	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Revenues
Rental	$490,462	$49,665	$164,082	$496,095	$50,355	$191,950
Tenant recoveries	85,245	7,859	37,080	80,735	5,790	53,002
Service and management fees	9,765	204	6,469	29,642	178	6,894
Parking and other	26,657	3,101	16,632	34,212	2,613	13,794
Land sales	23,359	2,334	26,223	45,308	3,999	41,065
Subsidized Senior Housing	—	—	1,903	—	—	22,684
Total revenues	635,488	63,163	252,389	685,992	62,935	329,389
Expenses
Property operating and management	200,112	22,344	65,781	228,912	21,265	79,459
Real estate taxes	66,147	8,162	20,042	64,305	7,101	26,778
Ground rent	12,013	146	5,824	11,491	152	7,494
Cost of land sales	7,943	773	24,211	22,996	1,821	38,889
Subsidized Senior Housing operating	—	—	1,743	—	—	13,806
Corporate general and administrative	35,331	—	—	46,081	—	—
Organizational transformation and termination benefits	29,188	—	—	14,021	—	—
	350,734	31,425	117,601	387,806	30,339	166,426
Depreciation and amortization	170,652	19,393	58,592	189,496	19,628	69,123
Write-offs of abandoned development projects and demolition costs	—	—	6,282	1,596	—	1,926
Impairment of real estate	—	—	—	44,288	—	10,600
Total expenses	521,386	50,818	182,475	623,186	49,967	248,075
Operating income	114,102	12,345	69,914	62,806	12,968	81,314
Interest and other income	34,773	1,254	2,651	40,529	1,486	4,093
Net gain on disposition of interest in unconsolidated entities	—	—	265,158	—	—	80,018
Gain on change in control of interests	337,377	—	—	—	—	—
Interest expense	(86,849)	(15,300)	(58,185)	(88,473)	(12,119)	(71,170)
Amortization of mortgage procurement costs	(3,966)	(900)	(1,497)	(4,067)	(981)	(2,462)
Loss on extinguishment of debt	(3,995)	(979)	(479)	(2,843)	—	(1,625)
Earnings (loss) before income taxes and earnings (loss) from unconsolidated entities	391,442	(3,580)	277,562	7,952	1,354	90,168
Equity in earnings	12,038	—	(12,038)	23,834	3,084	(20,750)
Net gain on disposition of interest in unconsolidated entities	265,510	352	(265,158)	81,782	1,764	(80,018)
Impairment of real estate	—	—	—	(10,600)	—	10,600
	277,548	352	(277,196)	95,016	4,848	(90,168)
Earnings (loss) before income taxes	668,990	(3,228)	366	102,968	6,202	—

Current income tax expense of taxable REIT subsidiaries	3,940	—	366	4,817	—	—
Earnings (loss) before gain on disposal of real estate	665,050	(3,228)	—	98,151	6,202	—
Net gain (loss) on disposition of interest in development project, net of tax	6,227	—	—	(113)	—	—
Net gain on disposition of rental properties, net of tax	84,038	43,111	—	13,573	2,285	—
Net earnings	755,315	39,883	—	111,611	8,487	—
Noncontrolling interests, gross of tax
Earnings from continuing operations attributable to noncontrolling interests	(39,883)	(39,883)	—	(8,487)	(8,487)	—
Net earnings attributable to Forest City Realty Trust, Inc.	$715,432	$—	$—	$103,124	$—	$—

Forest City Realty Trust, Inc. and Subsidiaries
Appendix

The interest expense and capital expenditure information shown below is for all of our consolidated investments. See the following pages in the appendix for further information on noncontrolling interest share of these items plus our share of our unconsolidated investments’ interest expense and capital expenditures.
Interest Expense – The following table summarizes interest incurred, capitalized and paid on all forms of debt.

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Entities	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Entities
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$(181)	$4	$—	$958	$19	$9
Interest incurred	35,901	6,233	17,992	36,001	4,851	26,169
Interest capitalized	(4,838)	(1,243)	(644)	(5,362)	(285)	(2,354)
Net interest expense	$30,882	$4,994	$17,348	$31,597	$4,585	$23,824

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Entities	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Entities
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$(1,791)	$40	$—	$131	$32	$9
Interest incurred	105,852	18,640	61,998	104,952	13,540	78,916
Interest capitalized	(17,212)	(3,380)	(3,813)	(16,610)	(1,453)	(7,755)
Net interest expense	$86,849	$15,300	$58,185	$88,473	$12,119	$71,170

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires capital expenditures, including tenant improvements, to maintain and improve its operating performance. The following table represents our capital expenditures by segment:

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Entities	Full Consolidation (GAAP)	Noncontrolling Interest	Company Share of Unconsolidated Entities
	(in thousands)
Operating properties:
Office Segment	$21,816	$161	$465	$15,246	$857	$441
Apartment Segment	17,243	1,390	6,373	19,370	2,208	13,717
Retail Segment	1,054	—	3,960	475	—	11,435
Total operating properties	40,113	1,551	10,798	35,091	3,065	25,593
Corporate Segment	922	—	—	2,372	—	—
Tenant improvements:
Office Segment	19,591	575	279	24,886	315	920
Retail Segment	958	—	4,750	2,598	—	10,968
Total capital expenditures	$61,584	$2,126	$15,827	$64,947	$3,380	$37,481

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of September 30, 2018

	Year Ending December 31, 2018				Year Ending December 31, 2019
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$7,513	$234	$65,759	$73,038	$124,239	$3,899	$73,756	$194,096
Weighted average rate	4.78%	5.29%	5.57%	5.49%	4.15%	4.22%	6.08%	4.88%
Variable:
Variable-rate debt	90,311	7,478	17,097	99,930	192,855	54,272	104,044	242,627
Weighted average rate	4.74%	4.29%	4.59%	4.75%	4.04%	4.00%	4.37%	4.19%

Tax-Exempt	—	—	—	—	8,500	—	20,000	28,500
Weighted average rate	—	—	—	—	4.63%	—	3.15%	3.59%
Total variable-rate debt	90,311	7,478	17,097	99,930	201,355	54,272	124,044	271,127
Total Nonrecourse Debt	$97,824	$7,712	$82,856	$172,968	$325,594	$58,171	$197,800	$465,223
Weighted Average Rate	4.74%	4.32%	5.37%	5.06%	4.10%	4.02%	4.88%	4.44%

	Year Ending December 31, 2020				Year Ending December 31, 2021
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$132,265	$5,485	$83,650	$210,430	$170,940	$5,359	$8,540	$174,121
Weighted average rate	5.18%	3.93%	5.05%	5.16%	4.68%	3.58%	4.28%	4.70%
Variable:
Variable-rate debt	90,010	—	6,431	96,441	24,429	—	300	24,729
Weighted average rate	4.60%	—	4.45%	4.59%	4.65%	—	2.92%	4.63%

Tax-Exempt	—	—	—	—	—	—	—	—
Weighted average rate	—	—	—	—	—	—	—	—
Total variable-rate debt	90,010	—	6,431	96,441	24,429	—	300	24,729
Total Nonrecourse Debt	$222,275	$5,485	$90,081	$306,871	$195,369	$5,359	$8,840	$198,850
Weighted Average Rate	4.95%	3.93%	5.01%	4.98%	4.68%	3.58%	4.23%	4.69%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of September 30, 2018

	Year Ending December 31, 2022				Thereafter
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$208,477	$24,334	$85,980	$270,123	$1,377,611	$200,450	$1,064,845	$2,242,006
Weighted average rate	4.82%	4.87%	4.32%	4.66%	4.06%	4.24%	3.95%	3.99%
Variable:
Variable-rate debt	201	—	—	201	23,197	—	—	23,197
Weighted average rate	4.37%	—	—	4.37%	4.08%	—	—	4.08%

Tax-Exempt	—	—	24,683	24,683	752,974	265,918	112,094	599,150
Weighted average rate	—	—	2.46%	2.46%	2.47%	2.42%	3.06%	2.61%
Total variable-rate debt	201	—	24,683	24,884	776,171	265,918	112,094	622,347
Total Nonrecourse Debt	$208,678	$24,334	$110,663	$295,007	$2,153,782	$466,368	$1,176,939	$2,864,353
Weighted Average Rate	4.82%	4.87%	3.90%	4.47%	3.51%	3.20%	3.87%	3.70%

	Total
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$2,021,045	$239,761	$1,382,530	$3,163,814
Weighted average rate	4.27%	4.28%	4.24%	4.26%
Variable:
Variable-rate debt	421,003	61,750	127,872	487,125
Weighted average rate	4.35%	4.04%	4.40%	4.40%

Tax-Exempt	761,474	265,918	156,777	652,333
Weighted average rate	2.50%	2.42%	2.98%	2.65%
Total variable-rate debt	1,182,477	327,668	284,649	1,139,458
Total Nonrecourse Debt	$3,203,522	$567,429	$1,667,179	$4,303,272
Net unamortized mortgage procurement costs	(29,513)	(9,943)	(15,020)	(34,590)
Total Nonrecourse Debt, net	$3,174,009	$557,486	$1,652,159	$4,268,682
Weighted Average Rate	3.86%	3.39%	4.13%	4.03%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2018 (in thousands)

	Three Months Ended September 30, 2018
Fully Consolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$93,557	$63,127	$1,771	$158,455	$9,096	$—	$167,551
Tenant recoveries	25,874	2,752	1,156	29,782	244	—	30,026
Service and management fees	444	199	653	1,296	615	—	1,911
Other revenues (includes Subsidized Senior Housing)	2,568	3,346	1,398	7,312	11,430	—	18,742
	122,443	69,424	4,978	196,845	21,385	—	218,230
Expenses
Property operating and management	(26,836)	(26,493)	(4,599)	(57,928)	(8,409)	—	(66,337)
Real estate taxes	(14,189)	(8,082)	(316)	(22,587)	(2,518)	—	(25,105)
Ground rent	(3,992)	(484)	(111)	(4,587)	352	—	(4,235)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(2,723)	(18,025)	(20,748)
	(45,017)	(35,059)	(5,026)	(85,102)	(13,298)	(18,025)	(116,425)
Less organizational transformation and termination benefits	—	—	—	—	—	8,289	8,289
Interest and other income	—	—	—	—	—	13,296	13,296
Adjusted EBITDA attributable to Fully Consolidated Entities	$77,426	$34,365	$(48)	$111,743	$8,087	$3,560	$123,390
Exclude:
Land sales	—	—	—	—	(7,920)	—	(7,920)
Other land development revenues	—	—	—	—	(3,574)	—	(3,574)
Cost of land sales	—	—	—	—	2,723	—	2,723
Other land development expenses	—	—	—	—	2,338	—	2,338
Corporate general and administrative expenses	—	—	—	—	—	9,736	9,736
Interest and other income	—	—	—	—	—	(13,296)	(13,296)
Subtotal NOI exclusions	$—	$—	$—	$—	$(6,433)	$(3,560)	$(9,993)
Net Operating Income attributable to Fully Consolidated Entities	$77,426	$34,365	$(48)	$111,743	$1,654	$—	$113,397
NOI exclusions per above							9,993
Depreciation and Amortization							(60,925)
Interest Expense							(30,882)
Amortization of mortgage procurement costs							(1,366)
Loss on extinguishment of debt							(19)
Net gain on disposition of interest in unconsolidated entities							—
Gains on change in control of interests							219,666
Organizational transformation and termination benefits							(8,289)
Earnings (loss) from unconsolidated entities							188,873
Earnings (loss) before income taxes							$430,448
Margin % (based on Adjusted EBITDA)	63.2%	49.5%	(1.0)%	56.8%	37.8%	0.0%	56.5%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2018 (in thousands) (continued)

	Three Months Ended September 30, 2018
Noncontrolling Interest	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$3,425	$8,908	$—	$12,333	$3,312	$—	$15,645
Tenant recoveries	1,977	706	—	2,683	103	—	2,786
Service and management fees	—	2	—	2	60	—	62
Other revenues (includes Subsidized Senior Housing)	60	511	—	571	1,328	—	1,899
	5,462	10,127	—	15,589	4,803	—	20,392
Expenses
Property operating and management	(1,792)	(3,556)	—	(5,348)	(2,070)	—	(7,418)
Real estate taxes	(862)	(1,226)	—	(2,088)	(1,261)	—	(3,349)
Ground rent	(81)	33	—	(48)	—	—	(48)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(267)	—	(267)
	(2,735)	(4,749)	—	(7,484)	(3,598)	—	(11,082)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	499	499
Adjusted EBITDA attributable to Fully Consolidated Entities	$2,727	$5,378	$—	$8,105	$1,205	$499	$9,809
Exclude:
Land sales	—	—	—	—	(792)	—	(792)
Other land development revenues	—	—	—	—	(357)	—	(357)
Cost of land sales	—	—	—	—	267	—	267
Other land development expenses	—	—	—	—	230	—	230
Corporate general and administrative expenses	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(499)	(499)
Subtotal NOI exclusions	$—	$—	$—	$—	$(652)	$(499)	$(1,151)
Net Operating Income attributable to Fully Consolidated Entities	$2,727	$5,378	$—	$8,105	$553	$—	$8,658
NOI exclusions per above							1,151
Depreciation and Amortization							(6,462)
Interest Expense							(4,994)
Amortization of mortgage procurement costs							(239)
Loss on extinguishment of debt							—
Net gain on disposition of interest in unconsolidated entities							—
Gains on change in control of interests							—
Organizational transformation and termination benefits							—
Earnings (loss) from unconsolidated entities							—
Earnings (loss) before income taxes							$(1,886)
Margin % (based on Adjusted EBITDA)	49.9%	53.1%	0.0%	52.0%	25.1%	0.0%	48.1%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2018 (in thousands) (continued)

	Three Months Ended September 30, 2018
Company Share of Unconsolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$3,001	$24,657	$21,789	$49,447	$2,242	$—	$51,689
Tenant recoveries	484	507	9,562	10,553	180	—	10,733
Service and management fees	(7)	1,342	(23)	1,312	57	—	1,369
Other revenues (includes Subsidized Senior Housing)	247	1,198	2,397	3,842	11,802	—	15,644
	3,725	27,704	33,725	65,154	14,281	—	79,435
Expenses
Property operating and management	(1,162)	(8,547)	(7,606)	(17,315)	(2,650)	—	(19,965)
Real estate taxes	(364)	(2,068)	(3,142)	(5,574)	(279)	—	(5,853)
Ground rent	(138)	833	(1,324)	(629)	—	—	(629)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(10,337)	—	(10,337)
	(1,664)	(9,782)	(12,072)	(23,518)	(13,266)	—	(36,784)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	194	194
Adjusted EBITDA attributable to Fully Consolidated Entities	$2,061	$17,922	$21,653	$41,636	$1,015	$194	$42,845
Exclude:
Land sales	—	—	—	—	(11,708)	—	(11,708)
Other land development revenues	—	—	—	—	—	—	—
Cost of land sales	—	—	—	—	10,337	—	10,337
Other land development expenses	—	—	—	—	98	—	98
Corporate general and administrative expenses	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(194)	(194)
Subtotal NOI exclusions	$—	$—	$—	$—	$(1,273)	$(194)	$(1,467)
Net Operating Income attributable to Fully Consolidated Entities	$2,061	$17,922	$21,653	$41,636	$(258)	$—	$41,378
NOI exclusions per above							1,467
Depreciation and Amortization							(17,369)
Interest Expense							(17,348)
Amortization of mortgage procurement costs							(393)
Loss on extinguishment of debt							—
Net gain on disposition of interest in unconsolidated entities							181,504
Gains on change in control of interests							—
Organizational transformation and termination benefits							—
Earnings (loss) from unconsolidated entities							(188,873)
Earnings (loss) before income taxes							$366
Margin % (based on Adjusted EBITDA)	55.3%	64.7%	64.2%	63.9%	7.1%	0.0%	53.9%

	Nine Months Ended September 30, 2018
Fully Consolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$265,045	$194,118	$5,868	$465,031	$25,431	$—	$490,462
Tenant recoveries	72,308	7,630	4,679	84,617	628	—	85,245
Service and management fees	1,516	3,189	2,894	7,599	2,166	—	9,765
Other revenues (includes Subsidized Senior Housing)	5,906	10,512	1,594	18,012	32,004	—	50,016
	344,775	215,449	15,035	575,259	60,229	—	635,488
Expenses
Property operating and management	(80,362)	(79,908)	(11,277)	(171,547)	(28,565)	—	(200,112)
Real estate taxes	(39,073)	(22,159)	(1,055)	(62,287)	(3,860)	—	(66,147)
Ground rent	(10,179)	(1,466)	(332)	(11,977)	(36)	—	(12,013)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(7,943)	(64,519)	(72,462)
	(129,614)	(103,533)	(12,664)	(245,811)	(40,404)	(64,519)	(350,734)
Less organizational transformation and termination benefits	—	—	—	—	—	29,188	29,188
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	34,773	34,773
Gain on disposition of interest in development project	—	—	—	—	6,512	—	6,512
Adjusted EBITDA attributable to Fully Consolidated Entities	$215,161	$111,916	$2,371	$329,448	$26,337	$(558)	$355,227
Exclude:
Land sales	—	—	—	—	(23,359)	—	(23,359)
Other land development revenues	—	—	—	—	(9,612)	—	(9,612)
Cost of land sales	—	—	—	—	7,943	—	7,943
Other land development expenses	—	—	—	—	7,132	—	7,132
Corporate general and administrative expenses	—	—	—	—	—	35,331	35,331
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(34,773)	(34,773)
Gain on disposition of interest in development project	—	—	—	—	(6,512)	—	(6,512)
Subtotal NOI exclusions	$—	$—	$—	$—	$(24,408)	$558	$(23,850)
Net Operating Income attributable to Fully Consolidated Entities	$215,161	$111,916	$2,371	$329,448	$1,929	$—	$331,377
NOI exclusions per above							23,850
Depreciation and Amortization							(170,652)
Interest Expense							(86,849)
Amortization of mortgage procurement costs							(3,966)
Loss on extinguishment of debt							(3,995)
Net gain on disposition of interest in unconsolidated entities							—
Gains on change in control of interests							337,377
Organizational transformation and termination benefits							(29,188)
Gain on disposition of interest in development project							(6,512)
Earnings (loss) from unconsolidated entities							277,548
Earnings (loss) before income taxes							$668,990
Margin % (based on Adjusted EBITDA)	62.4%	51.9%	15.8%	57.3%	43.7%	0.0%	55.9%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2018 (in thousands) (continued)

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2018 (in thousands) (continued)

	Nine Months Ended September 30, 2018
Noncontrolling Interest	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$10,199	$31,774	$—	$41,973	$7,692	$—	$49,665
Tenant recoveries	5,815	1,820	—	7,635	224	—	7,859
Service and management fees	—	(2)	—	(2)	206	—	204
Other revenues (includes Subsidized Senior Housing)	173	1,597	—	1,770	3,665	—	5,435
	16,187	35,189	—	51,376	11,787	—	63,163
Expenses
Property operating and management	(5,366)	(11,593)	—	(16,959)	(5,385)	—	(22,344)
Real estate taxes	(2,463)	(3,706)	—	(6,169)	(1,993)	—	(8,162)
Ground rent	(241)	95	—	(146)	—	—	(146)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(773)	—	(773)
	(8,070)	(15,204)	—	(23,274)	(8,151)	—	(31,425)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	1,254	1,254
Gain on disposition of interest in development project	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$8,117	$19,985	$—	$28,102	$3,636	$1,254	$32,992
Exclude:
Land sales	—	—	—	—	(2,334)	—	(2,334)
Other land development revenues	—	—	—	—	(959)	—	(959)
Cost of land sales	—	—	—	—	773	—	773
Other land development expenses	—	—	—	—	767	—	767
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(1,254)	(1,254)
Gain on disposition of interest in development project	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(1,753)	$(1,254)	$(3,007)
Net Operating Income attributable to Fully Consolidated Entities	$8,117	$19,985	$—	$28,102	$1,883	$—	$29,985
NOI exclusions per above							3,007
Depreciation and Amortization							(19,393)
Interest Expense							(15,300)
Amortization of mortgage procurement costs							(900)
Loss on extinguishment of debt							(979)
Net gain on disposition of interest in unconsolidated entities							—
Gains on change in control of interests							—
Organizational transformation and termination benefits							—
Gain on disposition of interest in development project							—
Earnings (loss) from unconsolidated entities							352
Earnings (loss) before income taxes							$(3,228)
Margin % (based on Adjusted EBITDA)	50.1%	56.8%	0.0%	54.7%	30.8%	0.0%	52.2%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Nine Months Ended September 30, 2018 (in thousands) (continued)

	Nine Months Ended September 30, 2018
Company Share of Unconsolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$15,314	$71,461	$72,784	$159,559	$4,523	$—	$164,082
Tenant recoveries	3,149	1,257	32,239	36,645	435	—	37,080
Service and management fees	1,326	3,817	529	5,672	797	—	6,469
Other revenues (includes Subsidized Senior Housing)	1,268	5,343	11,177	17,788	26,970	—	44,758
	21,057	81,878	116,729	219,664	32,725	—	252,389
Expenses
Property operating and management	(5,668)	(25,130)	(27,313)	(58,111)	(7,670)	—	(65,781)
Real estate taxes	(2,080)	(6,144)	(11,165)	(19,389)	(653)	—	(20,042)
Ground rent	(2,443)	328	(3,709)	(5,824)	—	—	(5,824)
Other expenses (includes Subsidized Senior Housing)	—	(1,743)	—	(1,743)	(24,211)	—	(25,954)
	(10,191)	(32,689)	(42,187)	(85,067)	(32,534)	—	(117,601)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	(6,282)	—	(6,282)
Interest and other income	—	—	—	—	—	2,651	2,651
Gain on disposition of interest in development project	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$10,866	$49,189	$74,542	$134,597	$(6,091)	$2,651	$131,157
Exclude:
Land sales	—	—	—	—	(26,223)	—	(26,223)
Other land development revenues	—	—	—	—	(391)	—	(391)
Cost of land sales	—	—	—	—	24,211	—	24,211
Other land development expenses	—	—	—	—	180	—	180
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	6,282	—	6,282
Interest and other income	—	—	—	—	—	(2,651)	(2,651)
Gain on disposition of interest in development project	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$4,059	$(2,651)	$1,408
Net Operating Income attributable to Fully Consolidated Entities	$10,866	$49,189	$74,542	$134,597	$(2,032)	$—	$132,565
NOI exclusions per above							(1,408)
Depreciation and Amortization							(58,592)
Interest Expense							(58,185)
Amortization of mortgage procurement costs							(1,497)
Loss on extinguishment of debt							(479)
Net gain on disposition of interest in unconsolidated entities							265,158
Gains on change in control of interests							—
Organizational transformation and termination benefits							—
Gain on disposition of interest in development project							—
Earnings (loss) from unconsolidated entities							(277,196)
Earnings (loss) before income taxes							$366
Margin % (based on Adjusted EBITDA)	51.6%	60.1%	63.9%	61.3%	(18.6)%	0.0%	52.0%